THIRD QUARTER 2020
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,549,860	1,322,817	1,455 (1)	—	—

San Francisco	520,040	35,159	—	—	—

Oahu	—	429,718	—	96,707	369

Monterey	—	673,572	—	—	—

San Antonio	—	588,148	—	—	—

Portland	876,491	44,236	657	—	—

Seattle	497,488	—	—	—	—

Total	3,443,879	3,093,650	2,112	96,707	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	3.4	million	52%	62%
	Retail	3.1	million	48%	24%
Data is as of September 30, 2020.	Totals	6.5	million
(1) Includes 122 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended September 30, 2020. Reconciliation of NOI to net income is included in the Glossary of Terms.

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This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs. Currently, one of the most significant risk factors, is the potential adverse effect of the current COVID-19 pandemic on our financial condition, results of operations, cash flows and performance or that of, our tenants and guests, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts us, our tenants and guests will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

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FINANCIAL HIGHLIGHTS

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CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	September 30, 2020	December 31, 2019

ASSETS	(unaudited)	(audited)
Real estate, at cost
Operating real estate	$3,147,237	$3,096,886
Construction in progress	81,485	91,264
Held for development	547	547
	3,229,269	3,188,697
Accumulated depreciation	(730,705)	(665,222)
Net real estate	2,498,564	2,523,475
Cash and cash equivalents	155,327	99,303
Restricted cash	1,231	10,148
Accounts receivable, net	12,018	12,016
Deferred rent receivable, net	68,752	52,171
Other assets, net	108,222	93,220
TOTAL ASSETS	$2,844,114	$2,790,333
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$110,913	$161,879
Unsecured notes payable, net	1,196,547	1,195,780
Unsecured line of credit, net	99,049	—
Accounts payable and accrued expenses	71,837	62,576
Security deposits payable	6,530	8,316
Other liabilities and deferred credits, net	93,256	68,110
Total liabilities	1,578,132	1,496,661
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,282,929 and 60,068,228 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	603	601
Additional paid in capital	1,443,764	1,452,014
Accumulated dividends in excess of net income	(164,462)	(144,378)
Accumulated other comprehensive income	1,034	5,680
Total American Assets Trust, Inc. stockholders' equity	1,280,939	1,313,917
Noncontrolling interests	(14,957)	(20,245)
Total equity	1,265,982	1,293,672
TOTAL LIABILITIES AND EQUITY	$2,844,114	$2,790,333

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CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
REVENUE:
Rental income	$80,759	$93,147	$252,059	$249,634
Other property income	3,615	5,215	11,167	18,160
Total revenue	84,374	98,362	263,226	267,794
EXPENSES:
Rental expenses	19,208	23,989	58,757	66,611
Real estate taxes	11,491	10,942	31,497	29,263
General and administrative	6,438	6,479	19,937	18,495
Depreciation and amortization	26,914	26,568	80,869	69,733
Total operating expenses	64,051	67,978	191,060	184,102
OPERATING INCOME	20,323	30,384	72,166	83,692
Interest expense	(13,302)	(13,734)	(40,105)	(40,212)
Gain on sale of real estate	—	—	—	633
Other (expense) income, net	(531)	(131)	(261)	(410)
NET INCOME	6,490	16,519	31,800	43,703
Net income attributable to restricted shares	(87)	(92)	(260)	(277)
Net income attributable to unitholders in the Operating Partnership	(1,365)	(3,565)	(6,778)	(10,553)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$5,038	$12,862	$24,762	$32,873

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.08	$0.22	$0.41	$0.63
Weighted average shares of common stock outstanding - basic	59,825,174	59,441,887	59,757,709	52,239,668
Diluted income from continuing operations attributable to common stockholders per share	$0.08	$0.22	$0.41	$0.63
Weighted average shares of common stock outstanding - diluted	76,118,032	75,832,435	76,115,456	69,010,772

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Funds from Operations (FFO) (1)
Net income	$6,490	$16,519	$31,800	$43,703
Depreciation and amortization of real estate assets	26,914	26,568	80,869	69,733
Gain on sale of real estate	—	—	—	(633)
FFO, as defined by NAREIT	33,404	43,087	112,669	112,803
Less: Nonforfeitable dividends on restricted stock awards	(85)	(88)	(255)	(273)
FFO attributable to common stock and common units	$33,319	$42,999	$112,414	$112,530

FFO per diluted share/unit	$0.44	$0.57	$1.48	$1.63

Weighted average number of common shares and common units, diluted (2)	76,118,264	75,833,650	76,117,040	69,012,122

Funds Available for Distribution (FAD) (1)	$18,257	$14,724	$47,459	$40,804

Dividends
Dividends declared and paid	$19,116	$21,353	$57,346	$57,667
Dividends declared and paid per share/unit	$0.25	$0.28	$0.75	$0.84

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Funds Available for Distribution (FAD) (1)
FFO	$33,404	$43,087	$112,669	$112,803
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(13,108)	(23,608)	(48,885)	(68,067)
Net effect of straight-line rents (3)	(4,294)	(5,140)	(14,170)	(1,091)
Amortization of net above (below) market rents (4)	(887)	(1,062)	(2,789)	(2,781)
Net effect of other lease assets (5)	1,609	33	(3,973)	(4,242)
Amortization of debt issuance costs and debt fair value adjustment	367	372	1,109	1,096
Non-cash compensation expense	1,251	1,130	3,753	3,359
Nonforfeitable dividends on restricted stock awards	(85)	(88)	(255)	(273)
FAD	$18,257	$14,724	$47,459	$40,804

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$10,084	$14,518	$33,008	$40,237
Maintenance capital expenditures	3,024	9,090	15,877	27,830
	$13,108	$23,608	$48,885	$68,067

Notes:
(1)    See Glossary of Terms.
(2)    For the three and nine months ended September 30, 2020 and 2019, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, lease termination fees at Carmel Mountain Plaza and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

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SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2020
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$44,526	$16,734	$12,564	$—	$73,824
Non-same store (1)	295	3,887	—	6,368	10,550
Total	44,821	20,621	12,564	6,368	84,374
Real estate expenses
Same-store	11,199	6,148	5,603	—	22,950
Non-same store (1)	396	1,647	—	5,706	7,749
Total	11,595	7,795	5,603	5,706	30,699
Net Operating Income (NOI)
Same-store	33,327	10,586	6,961	—	50,874
Non-same store (1)	(101)	2,240	—	662	2,801
Total	$33,226	$12,826	$6,961	$662	$53,675
Same-store NOI	$33,327	$10,586	$6,961	$—	$50,874
Net effect of straight-line rents (2)	(3,744)	(866)	23	—	(4,587)
Amortization of net above (below) market rents (3)	(592)	(261)	—	—	(853)
Net effect of other lease assets (4)	298	1,713	(17)	—	1,994
Tenant improvement reimbursements (5)	(2,263)	(1)	—	—	(2,264)
Same-store cash NOI (5)	$27,026	$11,171	$6,967	$—	$45,164

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2020 and 2019. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Unaudited, amounts in thousands)	Nine Months Ended September 30, 2020
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$100,114	$55,512	$37,852	$—	$193,478
Non-same store (1)	33,096	12,427	—	24,225	69,748
Total	133,210	67,939	37,852	24,225	263,226
Real estate expenses
Same-store	25,625	15,370	16,426	—	57,421
Non-same store (1)	9,364	4,663	—	18,806	32,833
Total	34,989	20,033	16,426	18,806	90,254
Net Operating Income (NOI)
Same-store	74,489	40,142	21,426	—	136,057
Non-same store (1)	23,732	7,764	—	5,419	36,915
Total	$98,221	$47,906	$21,426	$5,419	$172,972
Same-store NOI	$74,489	$40,142	$21,426	$—	$136,057
Net effect of straight-line rents (2)	(7,674)	(1,744)	62	—	(9,356)
Amortization of net above (below) market rents (3)	(1,258)	(817)	—	—	(2,075)
Net effect of other lease assets (4)	985	(2,848)	301	—	(1,562)
Tenant improvement reimbursements (5)	(5,090)	(3)	—	—	(5,093)
Same-store cash NOI (5)	$61,452	$34,730	$21,789	$—	$117,971

Notes:
(1)    Same-store and non-same store are determined based on properties held on September 30, 2020 and 2019. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019	Change	2020	2019	Change
Cash Basis:
Office	$27,026	$23,841	13.4%	$61,452	$53,270	15.4%
Retail	11,171	15,221	(26.6)	34,730	44,878	(22.6)
Multifamily	6,967	7,367	(5.4)	21,789	23,353	(6.7)
Mixed-Use	—	—	—	—	—	—
Same-store Cash NOI (1)(2)	$45,164	$46,429	(2.7)%	$117,971	$121,501	(2.9)%

Notes:
(1)    Excluding lease termination fees, for the three and nine months ended September 30, 2020 and 2019, same-store cash NOI would be (3.4)% and (3.7)%, respectively.
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019	Change	2020	2019	Change
Cash Basis:
Office	$26,948	$24,599	9.5%	$61,074	$55,553	9.9%
Retail	13,037	17,485	(25.4)	40,696	51,534	(21.0)
Multifamily	6,967	7,367	(5.4)	21,789	23,353	(6.7)
Mixed-Use	—	—	—	—	—	—
Same-store Cash NOI with Redevelopment (1)(2)	$46,952	$49,451	(5.1)%	$123,559	$130,440	(5.3)%

Notes:
(1)    Excluding lease termination fees, for the three and nine months ended September 30, 2020 and 2019, same-store cash NOI with redevelopment would be (5.7)% and (4.5)%, respectively.
(2)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

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CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2020
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	12,050	7,532	5,774	—	25,356
Northern California	4,702	1,747	—	—	6,449
Hawaii	—	2,075	—	890	2,965
Oregon	5,349	181	1,193	—	6,723
Texas	—	1,504	—	—	1,504
Washington	7,106	—	—	—	7,106
Total Cash NOI	$29,207	$13,039	$6,967	$890	$50,103

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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CASH NOI BREAKDOWN

Three Months Ended September 30, 2020

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Northern California
13%
Hawaii
6%
Oregon
13%
Washington
14%
Texas
3%
Southern California
51%

Multifamily
14%
Mixed-Use
2%
Office
58%
Retail
26%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2020
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$7,098	$204	$2,316	$(2,565)	$(561)	$6,492
Torrey Reserve Campus (7)	5,651	117	217	(1,498)	(742)	3,745
Torrey Point	761	74	—	(318)	(263)	254
Solana Crossing	2,147	41	101	(639)	(91)	1,559
The Landmark at One Market	9,336	68	52	(2,647)	(2,131)	4,678
One Beach Street	299	—	6	(281)	—	24
First & Main	2,779	124	504	(903)	(160)	2,344
Lloyd District Portfolio (7)	3,831	308	205	(1,284)	51	3,111
City Center Bellevue	5,696	686	147	(1,347)	1,924	7,106
Subtotal Office Portfolio	$37,598	$1,622	$3,548	$(11,482)	$(1,973)	$29,313
Retail Portfolio
Carmel Country Plaza	$757	$280	$224	$(231)	$(18)	$1,012
Carmel Mountain Plaza	2,652	90	843	(946)	128	2,767
South Bay Marketplace	429	110	143	(218)	28	492
Gateway Marketplace	544	2	194	(222)	27	545
Lomas Santa Fe Plaza	1,502	8	321	(430)	(193)	1,208
Solana Beach Towne Centre	1,511	32	533	(540)	(28)	1,508
Del Monte Center	1,710	745	933	(1,293)	(612)	1,483
Geary Marketplace	192	—	142	(139)	69	264
The Shops at Kalakaua	104	24	57	(72)	97	210
Waikele Center	2,705	521	773	(1,647)	(487)	1,865
Alamo Quarry Market	2,505	404	1,021	(1,976)	(450)	1,504
Hassalo on Eighth - Retail	149	71	43	(83)	1	181
Subtotal Retail Portfolio	$14,760	$2,287	$5,227	$(7,797)	$(1,438)	$13,039

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PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2020
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$3,412	$211	$—	$(1,322)	$(35)	$2,266
Imperial Beach Gardens	878	69	—	(399)	1	549
Mariner's Point	444	28	—	(210)	(8)	254
Santa Fe Park RV Resort	431	28	—	(271)	—	188
Pacific Ridge Apartments	4,247	157	—	(1,865)	(22)	2,517
Hassalo on Eighth - Multifamily	2,548	299	—	(1,535)	(119)	1,193
Subtotal Multifamily Portfolio	$11,960	$792	$—	$(5,602)	$(183)	$6,967
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$518	$540	$787	$(1,494)	$(177)	$174
Waikiki Beach Walk - Embassy Suites™	4,680	248	—	(4,215)	3	716
Subtotal Mixed-Use Portfolio	$5,198	$788	$787	$(5,709)	$(174)	$890
Subtotal Development Properties	$—	$7	$—	$(115)	$2	$(106)
Total	$69,516	$5,496	$9,562	$(30,705)	$(3,766)	$50,103
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended September 30, 2020 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office and retail portfolio were approximately $4,100 and $1,132, respectively, for the three months ended September 30, 2020. There were no abatements for the retail portion of our mixed-use portfolio for the three months ended September 30, 2020. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $166 of abatements for our multifamily portfolio for the three months ended September 30, 2020. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended September 30, 2020. Total tenant improvement reimbursements for our office and retail portfolio were approximately $2,263 and $1, respectively, for the three months ended September 30, 2020. There were no tenant improvement reimbursements for the retail portion of our mixed-use portfolio for the three months ended September 30, 2020.
(2)    Represents additional property-related income for the three months ended September 30, 2020, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).
(3)    Represents billed tenant expense reimbursements for the three months ended September 30, 2020.
(4)    Represents property operating expenses for the three months ended September 30, 2020. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, tenant improvement reimbursements, and net change in lease receivables).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Reserve Campus and Lloyd District Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $402 for the three months ended September 30, 2020.

Third Quarter 2020 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2020
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$9,622	$1,625	$11,247	$933	$392	$12,572
Retail Portfolio	462	277	739	8	—	747
Multifamily Portfolio	—	800	800	—	—	800
Mixed-Use Portfolio	—	322	322	—	—	322
Total	$10,084	$3,024	$13,108	$941	$392	$14,441

	Nine Months Ended September 30, 2020
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$29,664	$5,702	$35,366	$1,649	$3,038	$40,053
Retail Portfolio	3,322	3,786	7,108	2	—	7,110
Multifamily Portfolio	—	2,944	2,944	—	—	2,944
Mixed-Use Portfolio	22	3,445	3,467	—	—	3,467
Total	$33,008	$15,877	$48,885	$1,651	$3,038	$53,574

Third Quarter 2020 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	September 30, 2020	Interest Rate	Service (1)	Maturity Date
City Center Bellevue (2)	111,000	3.98%	4,479	November 1, 2022
Secured Notes Payable / Weighted Average (3)	$111,000	3.98%	$4,479

Term Loan A (4)	$100,000	4.08%	$101,503	January 9, 2021
Series A Notes (5)	150,000	3.88%	6,060	October 31, 2021
Term Loan B (6)	100,000	2.65%	2,749	March 1, 2023
Term Loan C (7)	50,000	2.64%	1,371	March 1, 2023
Series F Notes (8)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (9)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (10)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (11)	150,000	3.88%	5,865	July 30, 2030
Unsecured Notes Payable / Weighted Average (12)	$1,200,000	3.86%	$145,243

Unsecured Line of Credit (13)	$100,000	1.38%
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    Interest only.
(3)    The Secured Notes Payable total does not include debt issuance costs, net of $0.1 million.
(4)    Term Loan A had an initial stated maturity of January 9, 2021, subject to our option to extend Term Loan A up to three times, with each such extension for a one-year period. In October 2020, we exercised our first option to extend the maturity date of Term Loan A from January 9, 2021 to January 9, 2022. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 4.08%, subject to adjustments based on our consolidated leverage ratio.
(5)    $150 million of 4.04% Senior Guaranteed Notes, Series A, due October 31, 2021. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series A Notes is approximately 3.88% per annum, through maturity.
(6)    Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.65%, subject to adjustments based on our consolidated leverage ratio.
(7)    Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.64%, subject to adjustments based on our consolidated leverage ratio.
(8)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(9)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(10)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(11)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(12)    The Unsecured Notes Payable total does not include debt issuance costs, net of $3.5 million.
(13)    The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $350 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $250 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 9, 2022, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $1.0 million.

Third Quarter 2020 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	September 30, 2020
Common shares outstanding	60,283
Common units outstanding	16,181
Common shares and common units outstanding	76,464
Market price per common share		$24.09
Equity market capitalization		$1,842,018
Total debt		$1,411,000
Total market capitalization		$3,253,018
Less: Cash on hand		$(155,327)
Total enterprise value		$3,097,691
Total unencumbered assets, gross		$3,287,884

Total debt/Total capitalization		43.4%
Total debt/Total enterprise value		45.6%
Net debt/Total enterprise value (1)		40.5%
Total unencumbered assets, gross/Unsecured debt		253.1%

	Quarter Annualized	Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)		7.6x	6.8x
Net debt/Adjusted EBITDA (1)(2)(3)		6.7x	6.0x
Interest coverage ratio (4)		3.6x	3.9x
Fixed charge coverage ratio (4)		3.6x	3.9x

Debt Maturity Schedule
as of September 30, 2020
Principal Repayment (in millions)
$300
$200
$100
$0
$250
$100
$111
$150
$100
$200
$250
$100
$150
2020
2021
(5)
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
	—%	4.0%	4.0%	2.6%	3.8%	4.5%	—%	3.9%	—%	4.2%	3.9%	—%

Total Weighed Average Fixed Interest Rate:	3.9%
Weighted Average Term to Maturity:	4.6 years

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended September 30, 2020, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.
(5)     Of this total, in October 2020 the company exercised an option to extend the maturity on $100 million from January 9, 2021 to January 9, 2022.

Third Quarter 2020 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
Torrey Point	San Diego, CA	2015	July 31, 2017	6.75% - 7.75%	90,000	94.6%	2020	$45,943	$55,800

La Jolla Commons	University Town Center, San Diego, CA	TBD	TBD	TBD	214,000	—%	TBD	$24,227	TBD

One Beach Street	San Francisco, CA	TBD	TBD	TBD	85,000	15.8%	TBD	TBD	TBD

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
Lloyd District Portfolio - multiple phases (4)	Mixed Use	Portland, OR	TBD	TBD
Phase 2A - Oregon Square			33,000	N/A	Remodel and repurpose a 33,000 square feet office building into flexible creative office space

Phase 2B - Oregon Square			TBD	TBD	Development of mixed-use residential tower and/or build-to-suit office tower

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd District Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Third Quarter 2020 Supplemental Information	Page

PORTFOLIO DATA

Third Quarter 2020 Supplemental Information	Page

PROPERTY REPORT

As of September 30, 2020				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	723,945	98.7%	$40,278,148	$56.37
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016	14	521,311	87.8%	22,804,222	49.82
Torrey Point	San Diego, CA	2017	2	91,990	94.6	2,293,129	26.35
Solana Crossing	Solana Beach, CA	1982/2005	4	212,614	93.7	8,473,461	42.53
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	37,345,312	88.41
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	97,614	15.8	950,488	61.63
First & Main	Portland, OR	2010	1	360,641	93.0	10,392,253	30.99
Lloyd District Portfolio	Portland, OR	1940-2015	3	515,850	99.8	16,080,374	31.24
City Center Bellevue	Bellevue, WA	1987	1	497,488	97.4	22,884,047	47.23
Subtotal/Weighted Average Office Portfolio (8)			29	3,443,879	93.8%	$161,501,434	$49.99
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	88.2%	$3,649,866	$52.99		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	98.1	14,160,254	27.32	At Home Stores	Dick's Sporting Goods, Saks Fifth Avenue Off 5th
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	100.0	2,274,333	17.12		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,481,870	19.41	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,030	94.4	5,867,706	29.88		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	247,535	96.5	6,636,123	27.78		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,572	89.5	9,976,503	16.55	Macy's	Century Theatres, Whole Foods Market
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	100.0	1,233,763	35.09		Sprouts Farmer Market, Habit Burger Grill
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	100.0	1,894,936	162.36		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	11,317,675	27.07	Lowe's, Safeway	UFC Gym, Old Navy
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	93.1	12,887,946	23.54	Regal Cinemas	Whole Foods Market, Nordstrom Rack
Hassalo on Eighth	Portland, OR	2015	3	44,236	89.5	1,002,203	25.31		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (8)			107	3,093,650	95.0%	$73,383,178	$24.97
Total/Weighted Average Office and Retail Portfolio (8)			136	6,537,529	94.4%	$234,884,612	$38.06

Third Quarter 2020 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of September 30, 2020
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008	80	548	94.3%	$14,340,048	$2,312
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	98.1	3,810,600	$2,023
Mariner's Point	Imperial Beach, CA	1986	8	88	93.2	1,833,660	$1,863
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	126	74.6	1,669,836	$1,480
Pacific Ridge Apartments	San Diego, CA	2013	3	533	95.1	18,164,184	$2,986
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	75.7	2,668,716	$1,660
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	77.7	5,341,092	$1,700
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	66.4	1,923,936	$1,689
Total/Weighted Average Multifamily Portfolio			121	2,112	87.5%	$49,752,072	$2,244

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	87.8%	$10,534,918	$124.07		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014	2	369	66.0%	$209.17	$137.86
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of September 30, 2020, including leases which may not have commenced as of September 30, 2020. Percentage leased for our multifamily properties includes total units rented as of September 30, 2020.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended September 30, 2020 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding, the annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $29,820,590 to our estimate of annual triple net operating expenses of $10,457,558 for an estimated annualized base rent on a modified gross lease basis of $40,278,148 for La Jolla Commons.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2020. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of September 30, 2020. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases.   See footnote 3 for further explanation.
(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (375,151 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.

Third Quarter 2020 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(8)    Lease data for signed but not commenced leases as of September 30, 2020 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	41,585	$2,366,394	$56.90	$50.72
Retail Portfolio	13,227	$362,200	$27.38	$25.10
Total Retail and Office Portfolio	54,812	$2,728,594	$49.78	$38.51

(a)    Office portfolio leases signed but not commenced of 12,585 and 29,000 square feet are expected to commence during the fourth quarter of 2020 and the first quarter of 2021, respectively. Retail portfolio leases signed but not commenced of 13,227 square feet are expected to commence during the fourth quarters of 2020.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for signed but not commenced leases as of September 30, 2020 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding, the annualized base rent for signed but not commenced leases as of September 30, 2020 at La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of September 30, 2020, by square footage under lease as of September 30, 2020.
(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$801,962
South Bay Marketplace	1	2,824	$102,276
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$385,512
(10)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended September 30, 2020, the highest average monthly occupancy rate for this property was 94%, occurring in July 2020. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.
(11)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2020, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended September 30, 2020 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended September 30, 2020 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2020 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of September 30, 2020
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2020	9	100%	55,152	$46.01	$43.11	$160,333	6.7%	10.8%	3.7	$600,270	$10.88
2nd Quarter 2020	6	100%	39,534	$57.17	$43.21	$551,898	32.3%	65.5%	1.6	$377,001	$9.54
1st Quarter 2020	11	100%	181,104	$45.66	$37.68	$1,444,545	21.2%	19.2%	8.8	$3,694,865	$20.40
4th Quarter 2019	9	100%	81,188	$56.13	$43.82	$999,611	28.1%	58.5%	6.8	$3,990,311	$49.15
Total 12 months	35	100%	356,978	$49.37	$40.53	$3,156,387	21.8%	31.7%	6.8	$8,662,447	$24.27

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2020	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
2nd Quarter 2020	1	17%	1,749	$38.00	$34.13	$6,771	11.3%	21.4%	5.2	$89,409	$51.12
1st Quarter 2020	3	27%	7,995	$49.70	$46.50	$25,606	6.9%	10.4%	5.3	$255,914	$32.01
4th Quarter 2019	4	44%	59,048	$60.94	$45.49	$912,011	34.0%	71.6%	7.3	$3,515,026	$59.53
Total 12 months	8	23%	68,792	$59.05	$45.32	$944,388	30.3%	62.3%	7.0	$3,860,349	$56.12

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2020	9	100%	55,152	$46.01	$43.11	$160,333	6.7%	10.8%	3.7	$600,270	$10.88
2nd Quarter 2020	5	83%	37,785	$58.06	$43.63	$545,127	33.1%	67.3%	1.4	$287,592	$7.61
1st Quarter 2020	8	73%	173,109	$45.47	$37.28	$1,418,939	22.0%	19.7%	9.0	$3,438,951	$19.87
4th Quarter 2019	5	56%	22,140	$43.30	$39.34	$87,600	10.1%	21.9%	5.4	$475,285	$21.47
Total 12 months	27	77%	288,186	$47.06	$39.39	$2,211,999	19.5%	23.9%	6.7	$4,802,098	$16.66

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2020	10	59,196	$46.28	4.1	$1,004,770	$16.97
2nd Quarter 2020	7	47,743	$57.80	2.4	$1,115,811	$23.37
1st Quarter 2020	17	208,041	$45.09	8.8	$5,704,727	$27.42
4th Quarter 2019	15	138,036	$52.41	6.9	$8,109,268	$58.75
Total 12 months	49	453,016	$48.82	6.9	$15,934,576	$35.17
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

Third Quarter 2020 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of September 30, 2020
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2020	21	100%	71,419	$29.29	$31.23	$(138,787)	(6.2)%	(3.6)%	2.6	$142,000	$1.99
2nd Quarter 2020	12	100%	23,364	$43.60	$43.23	$8,682	0.9%	2.2%	2.9	$51,889	$2.22
1st Quarter 2020	14	100%	61,916	$32.41	$32.99	$(36,351)	(1.8)%	7.0%	3.8	$728,927	$11.77
4th Quarter 2019	10	100%	32,869	$53.80	$55.97	$(71,256)	(3.9)%	8.0%	5.2	$879,307	$26.75
Total 12 months	57	100%	189,568	$36.32	$37.57	$(237,712)	(3.3)%	3.5%	3.5	$1,802,123	$9.51

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2020	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
2nd Quarter 2020	1	8%	505	$36.00	$36.71	$(360)	(1.9)%	(4.5)%	3.0	$9,889	$19.58
1st Quarter 2020	2	14%	8,794	$32.12	$34.16	$(17,925)	(6.0)%	2.5%	7.3	$199,700	$22.71
4th Quarter 2019	2	20%	8,874	$39.13	$41.06	$(17,114)	(4.7)%	28.7%	9.0	$874,307	$98.52
Total 12 months	5	9%	18,173	$35.65	$37.60	$(35,399)	(5.2)%	14.8%	8.0	$1,083,896	$59.64

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2020	21	100%	71,419	$29.29	$31.23	$(138,787)	(6.2)%	(3.6)%	2.6	$142,000	$1.99
2nd Quarter 2020	11	92%	22,859	$43.77	$43.37	$9,042	0.9%	2.3%	2.9	$42,000	$1.84
1st Quarter 2020	12	86%	53,122	$32.45	$32.80	$(18,426)	(1.1)%	7.8%	3.3	$529,227	$9.96
4th Quarter 2019	8	80%	23,995	$59.23	$61.48	$(54,142)	(3.7)%	3.7%	3.8	$5,000	$0.21
Total 12 months	52	91%	171,395	$36.39	$37.57	$(202,313)	(3.1)%	2.4%	3.0	$718,227	$4.19

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2020	21	71,419	$29.29	2.6	$142,000	$1.99
2nd Quarter 2020	13	25,314	$43.48	3.5	$140,224	$5.54
1st Quarter 2020	17	66,426	$32.90	4.0	$1,259,098	$18.95
4th Quarter 2019	15	55,252	$46.85	5.7	$3,520,679	$63.72
Total 12 months	66	218,411	$36.47	3.9	$5,062,001	$23.18
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

Third Quarter 2020 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of September 30, 2020
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2020	517	94.3%	$14,340,048	$2,312
2nd Quarter 2020	487	88.9%	$12,778,476	$2,186
1st Quarter 2020	536	97.8%	$13,644,120	$2,122
4th Quarter 2019	526	96.0%	$13,966,392	$2,212

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2020	157	98.1%	$3,810,600	$2,023
2nd Quarter 2020	150	93.8%	$3,579,300	$1,987
1st Quarter 2020	152	95.0%	$3,638,724	$1,995
4th Quarter 2019	149	93.1%	$3,578,328	$2,002

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2020	82	93.2%	$1,833,660	$1,863
2nd Quarter 2020	77	87.5%	$1,706,196	$1,847
1st Quarter 2020	83	94.3%	$1,746,528	$1,754
4th Quarter 2019	82	93.2%	$1,775,364	$1,804

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2020	94	74.6%	$1,669,836	$1,480
2nd Quarter 2020	102	81.0%	$1,466,676	$1,198
1st Quarter 2020	92	73.0%	$1,305,348	$1,183
4th Quarter 2019	111	88.1%	$1,367,484	$1,027

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2020	507	95.1%	$18,164,184	$2,986
2nd Quarter 2020	432	81.1%	$15,349,020	$2,959
1st Quarter 2020	522	97.9%	$17,782,764	$2,840
4th Quarter 2019	503	94.4%	$17,277,480	$2,862

Third Quarter 2020 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of September 30, 2020
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2020	134	75.7%	$2,668,716	$1,660
2nd Quarter 2020	144	81.4%	$3,073,524	$1,778
1st Quarter 2020	155	87.5%	$3,024,684	$1,627
4th Quarter 2019	158	89.3%	$3,048,972	$1,607

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2020	262	77.7%	$5,341,092	$1,700
2nd Quarter 2020	293	86.9%	$5,965,116	$1,697
1st Quarter 2020	302	89.6%	$6,301,200	$1,739
4th Quarter 2019	313	92.9%	$6,112,248	$1,627

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2020	95	66.4%	$1,923,936	$1,689
2nd Quarter 2020	112	78.3%	$2,047,152	$1,524
1st Quarter 2020	122	85.3%	$2,365,236	$1,616
4th Quarter 2019	118	82.5%	$2,234,496	$1,578

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2020	1,848	87.5%	$49,752,072	$2,244
2nd Quarter 2020	1,797	85.1%	$45,965,460	$2,131
1st Quarter 2020	1,964	93.0%	$49,808,604	$2,113
4th Quarter 2019	1,960	92.8%	$49,360,764	$2,099

Notes:
(1)    Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

Third Quarter 2020 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of September 30, 2020
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
3rd Quarter 2020	84,937	87.8%	$10,534,918	$124
2nd Quarter 2020	92,531	95.7%	$11,141,336	$120
1st Quarter 2020	95,216	98.5%	$11,411,642	$120
4th Quarter 2019	94,701	97.9%	$11,130,250	$118

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
3rd Quarter 2020	244	66.0%	$209	$138
2nd Quarter 2020	63	17.0%	$202	$34
1st Quarter 2020	278	75.4%	$321	$242
4th Quarter 2019	335	90.7%	$323	$293
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of September 30, 2020, including leases which may not have commenced as of September 30, 2020.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2020 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2020.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2020, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2020 Supplemental Information	Page

LEASE EXPIRATIONS

As of September 30, 2020
Assumes no exercise of lease options
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	21,967		0.6%	0.3%	$1.70	18,997	0.6%	0.3%	$47.81	3,718	3.8%	0.1%	$42.02	44,682	0.7%	$24.66
2020	35,559		1.0	0.5	$42.19	109,585	3.5	1.7	$25.69	106	0.1	—	$—	145,250	2.2	$29.71
2021	192,981		5.6	2.9	$43.48	157,943	5.1	2.4	$47.92	19,784	20.5	0.3	$184.63	370,708	5.6	$52.90
2022	299,133		8.7	4.5	$46.97	387,066	12.5	5.8	$31.54	6,271	6.5	0.1	$199.82	692,470	10.4	$39.73
2023	341,876		9.9	5.2	$53.29	254,767	8.2	3.8	$20.77	4,578	4.7	0.1	$61.08	601,221	9.1	$39.57
2024	194,591		5.7	2.9	$46.57	493,519	16.0	7.4	$27.12	12,886	13.3	0.2	$154.54	700,996	10.6	$34.86
2025	321,046		9.3	4.8	$37.67	252,522	8.2	3.8	$28.62	15,519	16.0	0.2	$54.50	589,087	8.9	$34.23
2026	270,138		7.8	4.1	$41.16	176,084	5.7	2.7	$27.12	—	—	—	—	446,222	6.7	$35.62
2027	206,175		6.0	3.1	$50.39	111,300	3.6	1.7	$26.60	13,255	13.7	0.2	76.45	330,730	5.0	$43.43
2028	140,060		4.1	2.1	$43.21	560,587	18.1	8.4	$14.39	8,820	9.1	0.1	$152.24	709,467	10.7	$21.79
2029	754,185	(2)	21.9	11.4	$60.79	187,189	6.1	2.8	$19.54	—	—	—	—	941,374	14.2	$52.59
Thereafter	411,664		12.0	6.2	$34.70	215,808	7.0	3.3	$20.94	—	—	—	—	627,472	9.5	$29.97
Signed Leases Not Commenced	41,585		1.2	0.6	—	13,227	0.4	0.2	—	—	—	—	—	54,812	0.8	—
Available	212,919		6.2	3.2	—	155,056	5.0	2.3	—	11,770	12.2	0.2	—	379,745	5.7	—
Total (3)	3,443,879		100.0%	51.9%	$43.86	3,093,650	100.0%	46.6%	$23.72	96,707	100.0%	1.5%	$108.94	6,634,236	100.0%	$35.42

Assumes all lease options are exercised
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	21,967		0.6%	0.3%	$1.70	18,997	0.6%	0.3%	$47.81	3,718	3.8%	0.1%	$42.02	44,682	0.7%	$24.66
2020	35,559		1.0	0.5	$42.19	100,941	3.3	1.5	$24.88	106	0.1	—	$—	136,606	2.1	$29.37
2021	148,714		4.3	2.2	$42.95	97,688	3.2	1.5	$50.90	19,784	20.5	0.3	$184.63	266,186	4.0	$56.40
2022	72,342		2.1	1.1	$47.13	98,848	3.2	1.5	$40.84	6,271	6.5	0.1	$199.82	177,461	2.7	$49.02
2023	105,414		3.1	1.6	$43.50	81,806	2.6	1.2	$23.89	4,578	4.7	0.1	$61.08	191,798	2.9	$35.56
2024	35,785		1.0	0.5	$43.14	205,937	6.7	3.1	$27.89	7,484	7.7	0.1	$207.29	249,206	3.8	$35.47
2025	71,882		2.1	1.1	$40.64	107,249	3.5	1.6	$29.15	3,961	4.1	0.1	$88.08	183,092	2.8	$34.94
2026	60,325		1.8	0.9	$40.02	90,703	2.9	1.4	$25.08	—	—	—	—	151,028	2.3	$31.05
2027	133,002		3.9	2.0	$36.83	162,443	5.3	2.4	$28.23	13,255	13.7	0.2	76.45	308,700	4.7	$34.01
2028	142,528		4.1	2.1	$39.27	180,892	5.8	2.7	$20.96	1,906	2.0	—	$203.52	325,326	4.9	$30.05
2029	155,107		4.5	2.3	$48.57	120,325	3.9	1.8	$31.54	5,402	5.6	0.1	81.47	280,834	4.2	$41.91
Thereafter	2,206,750	(2)	64.1	33.3	$49.94	1,659,538	53.6	25.0	$21.50	18,472	19.1	0.3	$78.59	3,884,760	58.6	$37.93
Signed Leases Not Commenced	41,585		1.2	0.6	—	13,227	0.4	0.2	—	—	—	—	—	54,812	0.8	—
Available	212,919		6.2	3.2	—	155,056	5.0	2.3	—	11,770	12.2	0.2	—	379,745	5.7	—
Total (3)	3,443,879		100.0%	51.9%	$43.86	3,093,650	100.0%	46.6%	$23.72	96,707	100.0%	1.5%	$108.94	6,634,236	100.0%	$35.42

Third Quarter 2020 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of September 30, 2020
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2020 for the leases expiring during the applicable period by (ii) 12 months.
(2)    The expirations include 50,548 square feet leased by Alibaba Group (U.S.) Inc. and GE Healthcare at City Center Bellevue through October 31, 2020, for which Smartsheet, Inc. has an agreement to lease such space beginning March 1, 2021 through April 30, 2029 with options to extend the lease through April 30, 2034.
(3)    Individual items may not add up to total due to rounding.

Third Quarter 2020 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At September 30, 2020				At September 30, 2019
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	3,443,879	3,230,960		93.8%	3,435,873	3,252,706		94.7%
Retail Properties (square feet)	3,093,650	2,938,594		95.0%	3,093,581	3,031,790		98.0%
Multifamily Properties (units)	2,112	1,848		87.5%	2,112	1,911		90.5%
Mixed-Use Properties (square feet)	96,707	84,937		87.8%	96,707	94,766		98.0%
Mixed-Use Properties (units)	369	227	(3)	52.8%	369	340	(3)	92.1%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,346,265	3,215,513		96.1%	3,338,259	3,155,092		94.5%
Retail Properties (square feet)(5)	2,675,603	2,520,547		94.2%	2,675,534	2,613,743		97.7%
Multifamily Properties (units)	2,112	1,848		87.5%	2,112	1,911		90.5%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the nine months ended September 30, 2020 and 2019.
(4)    The same-store portfolio includes the 830 building at Lloyd District Portfolio which was placed into operations on August 1, 2019. The same-store portfolio excludes One Beach Street due to significant redevelopment activity.
(5)    The same-store portfolio excludes Waikele Center due to significant redevelopment activity.

Third Quarter 2020 Supplemental Information	Page

TOP TENANTS - OFFICE

As of September 30, 2020
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	7.4%	3.8%	$24,178,824	16.0%	10.3%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	12.2	6.3	18,143,812	12.0	7.7
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2022 12/31/2023	138,615	4.0	2.1	12,273,512	8.1	5.2
4	VMware, Inc. (2)	City Center Bellevue	11/30/2022 5/31/2025 9/30/2027	109,985	3.2	1.7	5,542,454	3.7	2.4
5	Illumina, Inc.	La Jolla Commons	10/31/2027	73,011	2.1	1.1	4,302,749	2.8	1.8
6	Smartsheet, Inc. (3)	City Center Bellevue	12/31/2026 4/30/2029	73,669	2.1	1.1	3,517,695	2.3	1.5
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	3.0	1.5	2,902,976	1.9	1.2
8	State of Oregon: Department of Environmental Quality	Lloyd District Portfolio	10/31/2031	87,787	2.5	1.3	2,685,963	1.8	1.1
9	Genentech, Inc.	Lloyd District Portfolio	10/31/2026	66,852	1.9	1.0	2,203,442	1.5	0.9
10	Internal Revenue Service	First & Main	8/31/2030	63,648	1.8	1.0	2,189,700	1.4	0.9
	Top 10 Office Tenants Total			1,389,614	40.2%	20.9%	$77,941,127	51.5%	33.0%

Notes:
(1)     For Autodesk, Inc., 45,795 and 92,820 of leased square feet are set to expire on December 31, 2022 and 2023, respectively.
(2)     For VMWare, Inc., 54,643, 18,240, and 37,102 of leased square feet are set to expire on November 30, 2022, May 31, 2025, and September 30, 2027, respectively.
(3)     For Smartsheet, Inc., 73,669 and 50,548 of leased square feet are set to expire on December 31, 2026 and April 30, 2029, respectively. The 50,548 of leased square feet is not reflected in the table above as it is currently leased to expiring tenants with Smartsheet rent commencement starting on March 1, 2021.

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TOP TENANTS - RETAIL

As of September 30, 2020
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.3%	$3,720,000	5.1%	1.6%
2	Nordstrom Rack (1)	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2022 10/31/2022	69,047	2.2	1.0	2,189,648	3.0	0.9
3	Sprouts Farmers Market (2)	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.1	2,044,771	2.8	0.9
4	Marshalls (3)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	1.0	1,728,228	2.4	0.7
5	Vons	Lomas Santa Fe Plaza	12/31/2022	49,895	1.6	0.8	1,399,205	1.9	0.6
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.6	1,384,552	1.9	0.6
7	Regal Cinemas	Alamo Quarry Market	3/31/2028	72,447	2.3	1.1	1,231,599	1.7	0.5
8	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.8	1,201,200	1.6	0.5
9	Michaels (4)	Carmel Mountain Plaza Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.7	1,072,635	1.5	0.5
10	Saks Fifth Avenue OFF 5TH	Carmel Mountain Plaza	5/31/2024	40,594	1.3	0.6	1,033,117	1.4	0.4
	Top 10 Retail Tenants Total			731,239	23.5%	11.0%	$17,004,955	23.3%	7.2%

Notes:
(1)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet are set to expire on September 30, 2022 (Carmel Mountain Plaza) and October 31, 2022 (Alamo Quarry Market), respectively.
(2)     For Sprouts Farmers Market, 14,986, 30,973 and 25,472 of leased square feet are set to expire on June 30, 2024 (Solana Beach Towne Centre), March 31, 2025 (Carmel Mountain Plaza), and September 30, 2032 (Geary Marketplace), respectively.
(3)    For Marshalls, 39,295 and 28,760 of leased square feet are set to expire on January 31, 2025 (Solana Beach Towne Centre) and 2029 (Carmel Mountain Plaza), respectively.
(4)    For Michaels, 22,969 and 23,881 of leased square feet are set to expire on January 31, 2024 (Carmel Mountain Plaza) and February 29, 2028 (Alamo Quarry Market), respectively.

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APPENDIX

Third Quarter 2020 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and nine months ended September 30, 2020 and 2019 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income	$6,490	$16,519	$31,800	$43,703
Depreciation and amortization	26,914	26,568	80,869	69,733
Interest expense	13,302	13,734	40,105	40,212
Interest income	(32)	(137)	(415)	(299)
Income tax expense	12	268	127	709
Gain on sale of real estate	—	—	—	(633)
EBITDA	$46,686	$56,952	$152,486	$153,425

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
EBITDA	$46,686	$56,952	$152,486	$153,425
Pro forma adjustments	—	—	—	—
Adjusted EBITDA	$46,686	$56,952	$152,486	$153,425

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2020 and 2019 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income	$6,490	$16,519	$31,800	$43,703
Depreciation and amortization	26,914	26,568	80,869	69,733
Interest expense	13,302	13,734	40,105	40,212
Interest income	(32)	(137)	(415)	(299)
Income tax expense	12	268	127	709
Gain on sale of real estate	—	—	—	(633)
EBITDAre	$46,686	$56,952	$152,486	153,425

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GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of NOI to net income	2020	2019	2020	2019
Total NOI	$53,675	$63,431	$172,972	$171,920
General and administrative	(6,438)	(6,479)	(19,937)	(18,495)
Depreciation and amortization	(26,914)	(26,568)	(80,869)	(69,733)
Operating Income	$20,323	$30,384	$72,166	$83,692
Interest expense	(13,302)	(13,734)	(40,105)	(40,212)
Gain on sale of real estate	—	—	—	633
Other income (expense), net	(531)	(131)	(261)	(410)
Net income	$6,490	$16,519	$31,800	$43,703
Net income attributable to restricted shares	(87)	(92)	(260)	(277)
Net income attributable to unitholders in the Operating Partnership	(1,365)	(3,565)	(6,778)	(10,553)
Net income attributable to American Assets Trust, Inc. stockholders	$5,038	$12,862	$24,762	$32,873

Overall Portfolio: Includes all operating properties owned by us as of September 30, 2020.

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, net change in lease receivables, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and

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GLOSSARY OF TERMS (CONTINUED)

operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Total Cash NOI to Net Income	2020	2019	2020	2019
Total Cash NOI	$50,103	$57,262	$152,041	$163,806
Non-cash revenue and other operating expenses (1)	3,572	6,169	20,931	8,114
General and administrative	(6,438)	(6,479)	(19,937)	(18,495)
Depreciation and amortization	(26,914)	(26,568)	(80,869)	(69,733)
Operating income	$20,323	$30,384	$72,166	$83,692
Interest expense	(13,302)	(13,734)	(40,105)	(40,212)
Gain on sale of real estate	—	—	—	633
Other income (expense), net	(531)	(131)	(261)	(410)
Net income	$6,490	$16,519	$31,800	$43,703
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables, lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)		Nine Months Ended (2)
	September 30,		September 30,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2020	2019	2020	2019
Same-Store Cash NOI	$45,164	$46,429	$117,971	$121,501
Redevelopment Cash NOI (3)	1,788	3,022	5,589	13,345
Same-Store Cash NOI with Redevelopment	46,952	49,451	123,560	134,846
Tenant improvement reimbursements	2,264	1,060	5,093	8,473
Total Same-Store Cash NOI with Redevelopment	$49,216	$50,511	$128,653	$143,319
Non-Same Store Cash NOI	887	6,751	23,388	20,487
Total Cash NOI	$50,103	$57,262	$152,041	$163,806
Non-cash revenue and other operating expenses (4)	3,572	6,169	20,931	8,114
General and administrative	(6,438)	(6,479)	(19,937)	(18,495)
Depreciation and amortization	(26,914)	(26,568)	(80,869)	(69,733)
Operating income	$20,323	$30,384	$72,166	$83,692
Interest expense	(13,302)	(13,734)	(40,105)	(40,212)
Gain on sale of real estate	—	—	—	633
Other income (expense), net	(531)	(131)	(261)	(410)
Net income	$6,490	$16,519	$31,800	$43,703
(1)    Same-store excludes (i) Waikele Center, due to significant redevelopment activity; (ii) One Beach Street, due to significant redevelopment activity; (iii) Waikiki Beach Walk - Embassy Suites™ and Waikiki Beach Walk - Retail, due to significant spalling repair activity; and (iv) land held for development.

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GLOSSARY OF TERMS (CONTINUED)

(2)    Same-store excludes (i) Waikele Center, due to significant redevelopment activity; (ii) La Jolla Commons, which was acquired on June 20, 2019; (iii) One Beach Street, due to significant redevelopment activity; (iv) Waikiki Beach Walk - Embassy Suites™ and Waikiki Beach Walk - Retail, due to significant spalling repair activity; and (v) land held for development.
(3)    Redevelopment property refers to Waikele Center, One Beach Street, and Lloyd District Portfolio - Land.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables, lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2020 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

	Comparison of Three Months Ended			Comparison of Nine Months Ended
	September 30, 2020 to 2019			September 30, 2020 to 2019
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X		X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street		X	X		X	X
First & Main	X		X	X		X
Lloyd District Portfolio (1)	X		X	X		X
City Center Bellevue	X		X	X		X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center		X	X		X	X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail		X			X
Waikiki Beach Walk - Embassy Suites™		X			X
Development Properties
La Jolla Commons - Land		X			X
Solana Crossing - Land		X			X
Lloyd District Portfolio - Land		X	X		X	X

Third Quarter 2020 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

(1) Lloyd District Portfolio includes the 830 building which we placed into operations on August 1, 2019 after renovating the building.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

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